As filed with the Securities and Exchange Commission on December 29, 2020	Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

POLARITYTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1529524
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of Principal Executive Offices, Including Zip Code)

POLARITYTE, INC. 2020 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Mark E. Lehman

Chief Legal Officer

PolarityTE, Inc.

1960 S. 4250 West, Salt Lake City, UT 84104

(385) 489-6535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Laura I. Bushnell King & Spalding LLP 601 South California Avenue, Suite 100 Palo Alto, CA 94304 (650) 422-6713

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Non-accelerated filer [ ]	Accelerated filer [X] Smaller reporting company [X] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	2,000,000 shares	$0.6144	$1,228,800	$135

(1)	PolarityTE, Inc. (the “Registrant” or the “Company”) is registering an additional 2,000,000 shares of its common stock, par value $0.001 per share (“common stock”), issuable under the PolarityTE, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Registrant’s common stock that become issuable under the 2020 Plan due to any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices for the Registrant’s common stock as reported on The NASDAQ Capital Market on December 22, 2020, which is within five business days prior to filing.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 2,000,000 shares of the Company’s common stock under the 2020 Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Registration Statement on Form S-8 (Registration No. 333-237189) filed by the Company on March 16, 2020 are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth or incorporated herein.

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PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be delivered to participants in the 2020 Plan pursuant to Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 12, 2020;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the Commission on May 11, 2020, August 6, 2020 and November 9, 2020, respectively;
●	our Current Reports on Form 8-K or 8-K/A filed with the Commission on February 14, 2020, March 25, 2020, April 1, 2020, April 7, 2020 (Film No.: 20778421), April 7, 2020 (Film No.: 20779877), April 8, 2020, April 15, 2020, April 21, 2020 (solely with respect to Item 5.02), May 22, 2020, July 27, 2020 (solely with respect to Item 8.01), July 30, 2020, September 8, 2020, September 16, 2020, September 23, 2020, September 29, 2020 and November 23, 2020, November 30, 2020, December 11, 2020, and December 23, 2020; and
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on January 21, 2005 (File No. 000-51128), including any amendment or report filed to update such description.

All documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing, excluding any portion of any report or document that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

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ITEM 8. EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of PolarityTE, Inc. (incorporated herein by reference to Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 15, 2014)

4.2	Restated Bylaws of PolarityTE, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2005)

4.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on July 29, 2016)

4.4	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on January 10, 2017)

4.5	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on April 7, 2017)

4.6	Certificate of Elimination to Restated Certificate of Incorporation eliminating the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Corporation’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on March 7, 2018)

4.7	Amendment No. 1 to Restated Bylaws dated January 11, 2019, Changing Fiscal Year (incorporated herein by reference to Exhibit 3.13 to the Company’s Form 10-K filed with the Commission on January 14, 2019)

5.1	Opinion of King & Spalding LLP with respect to the legality of the securities being registered*

23.1	Consent of EisnerAmper LLP*

23.2	Consent of King & Spalding LLP (contained in their opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (see page II-3 of this Registration Statement)*

99.1	PolarityTE, Inc., 2020 Stock Option and Incentive Plan*

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on December 29, 2020.

PolarityTE, Inc.

By:	/s/ David Seaburg
Name:	David Seaburg
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints each of David Seaburg and Richard Hague, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Seaburg	Chief Executive Officer	December 28, 2020
David Seaburg	(Principal Executive Officer)

/s/ Jacob Patterson	Interim Chief Financial Officer	December 28, 2020
Jacob Patterson	(Principal Financial and Accounting Officer)

/s/ Peter Cohen	Director	December 28, 2020
Peter Cohen

/s/ Jessica Shen	Director	December 28, 2020
Jessica Shen

/s/ Minnie Baylor-Henry	Director	December 28, 2020
Minnie Baylor-Henry

/s/ Willie C. Bogan	Director	December 28, 2020
Willie C. Bogan

/s/ Jeff Dyer	Director	December 28, 2020
Jeff Dyer

/s/ Chris Nolet	Director	December 28, 2020
Chris Nolet

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